UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 15, 2019

GUARANTY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-38087	75-1656431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16475 Dallas Parkway, Suite 600

Addison, Texas 75001

(Address of principal executive offices) (Zip code)

(888) 572 - 9881

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	GNTY	NASDAQ Global Select Market

Item 7.01. Regulation FD Disclosure.

On May 15, 2019, Guaranty Bancshares, Inc. (the "Company") will hold its Annual Meeting of Shareholders in Mount Pleasant, Texas. During the Annual Meeting of Shareholders, the Company intends to make a presentation to its stockholders and invited guests. A copy of the presentation materials is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with the General Instruction B.2 to Form 8-K, the information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, which is furnished herewith pursuant to and in connection with Item 7.01, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information will not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

The following is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit
99.1	Presentation materials for the May 15, 2019 Guaranty Bancshares, Inc. Annual Shareholder Meeting

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2019

GUARANTY BANCSHARES, INC.

By:	/s/ Tyson T. Abston
Name:	Tyson T. Abston
Title:	Chairman of the Board and Chief Executive Officer